Exhibit 10.1

GENERAL ASSIGNMENT

This General Assignment is made as of the 10th day of February, 2025, by Avinger, Inc., a Delaware corporation, with offices at 400 Chesapeake Drive, Redwood City, CA 94063 hereinafter referred to as “Assignor”, to Avinger (assignment for the benefit of creditors), LLC, a California limited liability company, hereinafter referred to, along with any successors and assigns, as “Assignee”.

RECITALS

WHEREAS, Assignor has determined that, based upon its business prospects, entering into this Assignment is in the best interests of the Assignor’s creditors; and

WHEREAS, Assignor believes that Assignee is well qualified to efficiently administer the Assignment for the benefit of the Assignor’s creditors;

NOW, THEREFORE, for valuable consideration, the receipt of which is duly acknowledged, the parties agree as follows:

AGREEMENT

1.         Assignment of Assets.

(a)         Assignor, for and in consideration of the covenants and agreements to be performed by Assignee, as hereinafter contained, and for good and valuable consideration, receipt whereof is hereby acknowledged, does hereby grant, bargain, sell, assign, convey and transfer to Assignee, its successors and assigns, in trust, for the benefit of Assignor’s creditors generally, all of the property of Assignor of every kind and nature and wheresoever situated, both real (but not facility lease arrangements) and personal, and any interest or equity therein not exempt from execution, including, but not limited to, all that certain stock of merchandise, equipment, furniture, fixtures, accounts, books, cash on hand, cash in bank, deposits, patents, copyrights, trademarks and trade names and all associated goodwill, source codes, software, and related documentation, insurance policies, and choses in action that are legally assignable, together with the proceeds of any existing non-assignable choses in action that may hereafter be recovered or received by Assignor. Assignor agrees to execute such additional documents as shall be necessary to accomplish the purposes of this Assignment.

(b)         This Assignment specifically includes and covers all claims for refund or abatement of all excess taxes heretofore or hereafter assessed against or collected from Assignor by the U.S. Treasury Department or any other taxing agency, and Assignor agrees to sign and execute power of attorney or such other documents as required to enable Assignee to file and prosecute, compromise and/or settle, all such claims before the Internal Revenue Service, U.S. Treasury Department or any other taxing or other Governmental agency.

(c)         Assignee is to receive said property, conduct said business, should it deem it proper, and is hereby authorized at any time after the signing hereof by Assignor to sell and dispose of said property upon such time and terms as it may see fit, and is to pay to creditors of Assignor pro rata, the net proceeds arising from the conducting of said business and sale and disposal of said property, after deducting all moneys which Assignee may at its option pay for the discharge of any lien on any of said property and any indebtedness which under the law is entitled to priority of payment, and all expenses, including a reasonable fee to Assignee and its attorneys.

2.         Payment of Fees. Assignee shall be entitled to pay the fees and expense reimbursements set forth in the Compensation and Expense Reimbursement Agreement dated as of the date hereof between the Assignor and the Assignee (the “Fee Letter”).

3.         Appointment of Agents. Assignee is authorized and empowered to appoint and compensate such agents, field representatives and/or attorneys and/or accountants as it may deem necessary, and such agents and/or field representatives shall have full power and authority to open bank accounts in the name of Assignee or its nominees or agents and to deposit assigned assets or the proceeds thereof in such bank accounts and to draw checks thereon and with the further power and authority to do such other acts and to execute such papers and documents in connection with this Assignment as Assignee may consider necessary or advisable.

4.         Certain Acknowledgments Regarding Transfer. Assignor acknowledges that certain of the assets being assigned under this General Assignment may be subject to restrictions on the use or transfer of such assets, the unauthorized use or transfer of which may result in further damages or claims. Such assets may include, without limitation, intellectual property rights of the Assignor (e.g., trade names, service names, registered and unregistered trademarks and service marks and logos; internet domain names; patents, patent rights and applications therefor, copyrights and registrations and applications therefor; software and source code (and software licenses with respect thereto); customer lists and customer information; know-how, trade secrets, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary assets (collectively, “Intellectual Property”)). Assignor represents and warrants that its officers, directors, shareholders, employees, agents, customers and other third parties have been advised not to use, remove or cause a transfer (other than pursuant to this General Assignment) of any of the assets of Assignor, including without limitation the Intellectual Property, either prior or subsequent to this General Assignment, except as expressly authorized in writing in advance, which written authorization is not inconsistent with or otherwise may constitute a breach of any other written agreement. Except as authorized in writing, which has been disclosed in writing to Assignee, Assignor further represents and warrants that no asset (including, without limitation, the Intellectual Property) has been transferred, used, or removed, in whole or in part, in a manner that interferes with the rights and interests of a third party(ies) in such asset or otherwise may constitute a breach of any contract with such third party(ies).

5.         Representations and Warranties of the Assignor. Assignor represents and warrants to Assignee that as of the date hereof:

(a)         Assignor has all requisite power and authority to execute, deliver and perform its obligations under this Assignment, including, without limitation, to transfer the property transferred to the Assignee hereby;

(b)         the execution, delivery and performance by the Assignor of this Assignment has been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, or notice to or action by, any person (including any governmental authority) in order to be effective and enforceable;

(c)         this Assignment constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with their respective terms; and

(d)         to the best of Assignor’s knowledge, all claims for wages, expense reimbursements, benefits and other compensation with priority over the Assignor’s other creditors pursuant to California Code of Civil Procedure § 1204 accrued or otherwise arising prior to the date hereof have been satisfied in full.

6.         Resignation and Replacement of Assignee. The Assignee may resign and, as a result of such resignation, be discharged from its duties hereunder at any time; provided that such resignation shall not become effective until a successor Assignee has been appointed by the resigning Assignee and such successor has accepted its appointment in writing delivered to the resigning Assignee. Any successor Assignee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to the resigning Assignee. Thereupon such successor Assignee shall, without any further act, become vested with all the estate, properties, rights, powers, trusts, and duties of his predecessor in connection with the Assignment with like effect as if originally named therein, but the resigning Assignee shall nevertheless, when requested in writing by the successor Assignee, execute and deliver an instrument or instruments conveying and transferring to such successor Assignee all of the estates, properties, rights, powers and trusts of such resigning Assignor in connection with the Assignment, and shall duly assign, transfer, and deliver to such successor Assignee all property and money held by it hereunder.

7.         Limitation of Liability. Assignor acknowledges that Assignee is acting solely as Assignee in connection with this Assignment and not in its personal capacity. As a result, Assignor expressly agrees that Assignee, its members, officers and agents shall not be subject to any personal liability whatsoever to any person in connection with the affairs of this Assignment, except for its own misconduct knowingly and intentionally committed in bad faith. No provision of this Agreement shall be construed to relieve the Assignee from liability for its own misconduct knowingly and intentionally committed in bad faith, except that:

(a)         The Assignee shall not be required to perform any duties or obligations except for the performance of such duties and obligations as are specifically set forth in this Assignment, and no implied covenants or obligations shall be read into this Assignment against the Assignee.

(b)         In the absence of bad faith on the part of the Assignee, the Assignee may conclusively rely, as to the truth, accuracy and completeness thereof, on the statements and certificates or opinions furnished to the Assignee by the Assignor and conforming to the requirements of this Assignment.

(c)         The Assignee shall not be liable for any error of judgment made in good faith.

(d)         The Assignee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with a written opinion of legal counsel addressed to the Assignee.

In connection with the foregoing, the assignment estate shall defend, indemnify and hold the Assignee and its past and present officers, members, managers, directors, employees, counsel, agents, attorneys, parent, subsidiaries, affiliates, successors and assigns, including without limitation Sherwood Partners, Inc. (collectively, the "Indemnified Persons") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys' fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against any such Indemnified Person in any way relating to or arising out of this General Assignment, the Fee Letter, any other document contemplated by or referred to herein or therein, the transactions contemplated hereby or thereby, or any action taken or omitted by any Indemnified Person under or in connection with any of the foregoing, including, without limitation, with respect to any investigation, litigation or proceeding related to or arising out of any of the foregoing, whether or not any Indemnified Person is a party thereto, and including, without limitation, any other Indemnified Claims (defined below), provided, that the assignment estate shall have no obligation hereunder to any Indemnified Person with respect to indemnified claims to the extent resulting from the willful misconduct or gross negligence of any Indemnified Person. The foregoing indemnification shall survive any termination of this General Assignment or the transactions contemplated hereby. For purposes hereof, "Indemnified Claims" means any and all claims, demands, actions, causes of action, judgments, obligations, liabilities, losses, damages and consequential damages, penalties, fines, costs, fees, expenses and disbursements (including without limitation, fees and expenses of attorneys and other professional consultants and experts in connection with investigation or defense) of every kind, known or unknown, existing or hereafter arising, foreseeable or unforeseeable, which may be imposed upon, threatened or asserted against, or incurred or paid by, any Indemnified Person at any time and from time to time, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with this General Assignment, the Fee Letter, any other document contemplated by or referred to herein or therein, the transactions contemplated hereby or thereby, or any action taken or omitted by any Indemnified Person under or in connection with any of the foregoing, including but not limited to economic loss, property damage, personal injury or death in connection with, or occurring on or in the vicinity of, any assets of the assignment estate through any cause whatsoever, any act performed or omitted to be performed under this General Assignment, any other document contemplated by or referred to herein, the transactions contemplated hereby, or any action taken or omitted by any Indemnified Person under or in connection with any of the foregoing, any breach by Assignor of any representation, warranty, covenant, agreement or condition contained herein or in any other agreement between Assignor and Assignee.

8.         Power of Attorney.  Assignor, by this General Assignment, hereby grants Assignee, an irrevocable general power of attorney, coupled with an interest, which power of attorney is for all purposes and specifically includes the right of Assignee (i) to prosecute any action in the name of Assignor as Attorney in Fact, including, but not limited to, the claims or actions identified on Schedule “A” hereto, and (ii) to transfer or assign patents, patent applications and other intellectual property, and any other assets, by the execution of assignment agreements and, where appropriate, through filings with the U.S. patent and trademark office and other U.S. and foreign filing offices.  Further, on the date this General Assignment is accepted by Assignee, Assignee shall succeed to all of the rights and privileges of Assignor, including any attorney-client privilege in respect to any potential or actual claims, cases, controversies, causes of action, etc. (including, but not limited to, the claims or actions identified on Schedule “A” hereto) and shall be deemed to be a representative of Assignor with respect to all such potential or actual claims, cases, controversies, and causes of action (including, but not limited to, the claims or actions identified on Schedule “A” hereto).  While Assignee is not required to defend any action being asserted against Assignor, Assignor, by this General Assignment, hereby grants Assignee an irrevocable general power of attorney, coupled with an interest, which power of attorney specifically includes the right, but not the obligation, of Assignee to defend against any action pending or brought against Assignor in the name of Assignor as Attorney in Fact.

9.         Reliance.

(a)         The Assignee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)         The Assignee may consult with legal counsel to be selected by it, and the Assignee shall not be liable for any action taken or suffered by it in accordance with the advice of such counsel.

(c)         Persons dealing with the Assignee shall look only to the assignment estate to satisfy any liability incurred by the Assignee in good faith to any such person in carrying out the terms of this Assignment, and the Assignee shall have no personal or individual obligation to satisfy any such liability.

10.         Headings. The headings used in this Assignment are for convenience only and shall be disregarded in interpreting the substantive provisions of this Assignment.

11.         Forwarding of Mail. Assignor authorizes the forwarding of its mail by the U.S. Postal Service as directed by Assignee.

12.         Counterparts. This Assignment agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Facsimile or electronically transmitted signatures shall have the same force and effect as original signatures.

13.         Attorneys fees and costs. Except as set forth in the Fee Letter, the parties agree that each of them shall bear its own legal costs and expenses in connection with the negotiation, drafting, execution or enforcement of this Assignment.

14.         Entire Agreement. This Assignment and the Fee Letter contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby, and no other agreement, statement, representation, warranty or promise made prior hereto or contemporaneously herewith by any party hereto, or any employee, officer, agent, or attorney of any party hereto shall be valid or binding or relied upon by any party as an inducement to enter into, or as consideration for, this Assignment.

15.         Governing Law. This General Assignment shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles.

16.         Severability. In case any provision of this General Assignment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this General Assignment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.         Cooperation. Each party cooperated in the drafting of this General Assignment and therefore this General Assignment shall not be construed more strictly against any of the parties.

18.         Time is of the Essence. Time is of the essence in the performance of and conditions set forth in this General Assignment.

19.         No Adequate Remedy at Law. Each party hereto acknowledges and agrees that damages will not adequately compensate the other party for a breach of the terms of this General Assignment and that, as such, each party shall be entitled to specific performance of this General Assignment.

IN WITNESS WHEREOF the parties hereunder set their hands the day and year first above written.

Assignor’s Federal Tax I.D. Number:		AVINGER, INC., a Delaware Corporation, Assignor
Federal #	20-8873453

		By:	/s/ Jeffrey Soinski
		Its:	Chief Executive Officer

Avinger (assignment for the benefit of creditors), LLC, a California limited liability company, Assignee

		By:	/s/ Michael A. Maidy
		Its:	Manager